EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-1 of our report dated April 15, 2022, relating to the financial statements of Specificity, Inc., as of December 31, 2021, and to all references to our firm included in this Registration Statement.

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B.F. Borgers CPA PC

PCAOB #5041

We have served as the Company’s auditor since 2021

Lakewood, CO

September 9, 2022